UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (June 21, 2022): June 22, 2022

Eledon Pharmaceuticals, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-36620	20-1000967
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

19900 MacArthur Blvd. Suite 550
Irvine, California		92612
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 949 238-8090

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	ELDN	NASDAQ Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

Eledon Pharmaceuticals, Inc. (the “Company”) held its annual meeting of stockholders on June 21, 2022 (the “Annual Meeting”). At the Annual Meeting, the Company’s stockholders voted in the following manner with respect to the following proposals:

1.

The stockholders of the Company elected each of Keith A. Katkin and John S. McBride as Class II Directors for a three-year term ending at the annual meeting of stockholders to be held in 2025 and until each of their respective successors has been duly elected and qualified. The results of the stockholders' vote with respect to the election of the Class II Directors were as follows:

Nominee	Term Expiring	For	Withhold	Broker Non- Vote
Keith A. Katkin	2025	7,330,714	765,231	2,091,204
John S. McBride	2025	7,287,222	808,723	2,091,204

2.

The stockholders of the Company ratified the appointment of KMJ Korbin & Company LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022. The results of the stockholders' vote with respect to such ratification were as follows:

For	Against	Abstain
10,173,336	10,380	3,433

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:	June 22, 2022	By:	/s/ David-Alexandre C. Gros
Name: David-Alexandre C. Gros Title: Chief Executive Officer